  Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-295580
Guardian Metal Resources PLC
72,111,177 Ordinary Shares, including in the form of American Depositary Shares
Offered by the Selling Shareholders
This prospectus relates to the resale by the selling shareholders referred to in this prospectus, or their donees, pledgees, transferees, distributees, assignees or successors in interest (the “Selling Shareholders”), from time to time, of up to 72,111,177 ordinary shares, nominal value of £0.01 per share (the “ordinary shares”), including in the form of American Depositary Shares (“ADSs”), of Guardian Metal Resources PLC (collectively, the “Resale Shares”). Each ADS represents five ordinary shares.
We are registering the Resale Shares on behalf of the Selling Shareholders, to be offered and sold or otherwise transferred from time to time, to satisfy certain registration rights that we have granted to the Selling Shareholders pursuant to the Registration Rights Agreement (as defined below). Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any or all of the Resale Shares.
While we will bear all costs, expenses and fees in connection with the registration of the Resale Shares under this prospectus, including the filing of any amendments or supplements to the registration statement or this prospectus, we will not receive any of the proceeds from the sale of the Resale Shares by the Selling Shareholders. We are not offering or selling any ordinary shares or ADSs under this prospectus. The Selling Shareholders may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. For more information, see the section entitled “Plan of Distribution.”
If any underwriters, dealers or agents are involved in the sale of any of the Resale Shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement, if required by applicable law. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our ordinary shares trade on AIM, a market of the London Stock Exchange, under the symbol “GMET”. On September 25, 2026, the last reported sale price of our ordinary shares on AIM was £1.51 per ordinary share. Our ADSs are listed on the NYSE American under the symbol “GMTL”. On September 25, 2026, the closing price of our ADSs reported on the NYSE American was $10.09.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6, and other risk factors contained in any applicable prospectus supplement that we may file, to read about factors you should consider before deciding to purchase these securities.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company, a Smaller Reporting Company and a Foreign Private Issuer.”
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements and any free writing prospectuses carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 28, 2026

ABOUT THIS PROSPECTUS
For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside the United States.
We and the Selling Shareholders have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus we have prepared, and we do not take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the Selling Shareholders are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of the Resale Shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.
We and the Selling Shareholders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus, or we may amend this prospectus. The prospectus supplement or amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus (including any information incorporated by reference herein) and any applicable prospectus supplement or amendment, together with additional information described below under the caption “Where You Can Find Additional Information.”

i

We are incorporated under the laws of England and Wales. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Except where the context otherwise requires or where otherwise indicated, the terms “Guardian,” the “Company,” “we,” “us,” “our company” and “our business” refer to Guardian Metal Resources PLC, together with its consolidated subsidiaries as a consolidated entity.

ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus, including information incorporated by reference herein. This summary does not contain all the information that you should consider before deciding to invest in our securities. You should read the entire prospectus carefully, including the documents incorporated by reference herein, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the information presented under the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and our consolidated financial statements and notes to those consolidated financial statements before making an investment decision.
Overview
We are a U.S.-focused exploration- and development-stage critical minerals company with a portfolio of tungsten and polymetallic projects located in the State of Nevada. Our principal tungsten asset is the Pilot Mountain project, followed by the Tempiute project, which are both situated in historic tungsten districts with well-known occurrences of scheelite-bearing skarn mineralization that have seen prior tungsten mining activity by third parties. In addition, we hold early-stage copper, gold, silver and lithium exploration properties, which we believe provide optionality and exposure to broader critical-minerals thematic trends.
Tungsten is designated as a critical mineral in the United States and the European Union. A diversified, domestic supply of tungsten in the United States is increasingly viewed as strategically important due to concentrated global production and recent export controls in China, which accounted for approximately 84% of global output in 2024, according to industry sources. Over the past year, we have advanced our flagship Pilot Mountain project through a drilling program that returned tungsten, silver and zinc intercepts, and have continued geological, metallurgical, environmental and engineering work to support future development planning. The results of the pre-feasibility study for Pilot Mountain (the “PFS”) were announced on June 30, 2026, and the project moved into the definitive feasibility stage. The PFS included the initial declaration of reserves at Pilot Mountain. See our Annual Report on Form 20-F for the fiscal year ended June 30, 2026, which is incorporated by reference herein, and the technical report summary filed as Exhibit 96.1 thereto.
Corporate Information
We were incorporated as a private limited company with the legal name Golden Metal Resources Limited under the laws of England and Wales on April 22, 2021, with the company number 13351178. On March 8, 2022, we re-registered as a public limited company, and on July 4, 2024, we changed our company name to Guardian Metal Resources PLC. The address of our registered office is c/o Orana Corporate LLP, 25 Eccleston Place, London SW1W 9NF, United Kingdom, and our telephone number is +(44) 20 7078 8496. Since May 2023, our ordinary shares have been admitted to trading on the AIM market of the London Stock Exchange under the symbol “GMET”. Since March 2026, our ADSs have been listed on NYSE American under the symbol “GMTL”. Our website address is www.guardianmetalresources.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus. Our agent for service of process in the United States is Golden Metal Resources, LLC.
Risk Factors Summary
Investing in our securities involves risks. You should carefully consider the risks described in the “Risk Factors” section of this prospectus and in Item 3.D entitled “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2026 (the “2026 Annual Report”), which is incorporated by reference herein, before making a decision to invest in our securities. If any of these risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:
Summary of Risks Relating to Our Business and Industry
•
We have no history of mineral production and may never engage in mineral production.

•
Mineral exploration activities are highly speculative, have a high risk of failure, and may never result in finding ore bodies sufficient to develop a producing mine.

•
Our business is and will be subject to market fluctuations, including fluctuations in tungsten prices.

•
Mining is a capital-intensive industry, and we may be unable to obtain the funding required to advance our projects.

•
Actual capital and operating costs in respect of our mines and development projects may be significantly higher than estimated capital and operating costs.

•
Lack of reliability and inaccuracies of historical information could hinder our exploration plans.

•
Our actual costs may significantly exceed the estimated costs and economic returns estimated in our preliminary economic assessments and feasibility studies.

•
The accuracy of our mineral resource and mineral reserve estimates cannot be assured, and the volume of materials we are able to recover may be materially lower.

•
Our mineral reserve and mineral resource estimates may prove inaccurate, and we may never be able to establish, replenish or expand our mineral resources or convert additional mineral resources into mineral reserves.

•
Our projects have no relevant operating history upon which to base estimates of future cash flow and may not be commercially viable.

•
We have negative cash flows from our operations.

•
Our business and ability to advance our projects may be negatively affected by global financial conditions.

•
Changes in geopolitical conditions, including a reduction or reversal of current trade restrictions and critical-minerals policies, could materially reduce the strategic importance of domestic tungsten projects like ours and adversely affect our business.

•
Our business could be adversely affected by the failure or unavailability of certain critical assets or infrastructure.

•
Concessions, authorizations, licenses and permits are subject to expiration, limitation on renewal and various other risks and uncertainties.

•
Our business faces uncertainties and risks relating to the development of its Pilot Mountain and Tempiute tungsten projects.

•
The acquisition of title to mineral properties is a detailed and time-consuming process and there is no guarantee that title to such mineral properties will not be contested or challenged.

Summary Risks Relating to Our Securities
•
Any sale of a substantial number of our ordinary shares or ADSs, or the perception that such sales may occur, could adversely affect the price of our securities.

•
The price of our securities may be volatile and may fluctuate due to factors beyond our control.

•
If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our securities and our trading volume could decline.

•
The NYSE American may in the future delist our ADSs from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•
We are an “emerging growth company,” a “smaller reporting company” and a “foreign private issuer” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” and “smaller reporting companies” will make our securities less attractive to investors.

•
We qualify as a foreign private issuer and, as a result, are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

•
As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE American corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE American corporate governance listing standards.

•
UCAM Limited (“UCAM”) beneficially owns approximately 22% of our ordinary shares. This concentration of ownership and voting power will limit your ability to influence corporate matters.

•
Securities traded on AIM may carry a higher risk than securities traded on other exchanges, which may impact the value of your investment.

•
The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

•
We are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders.

Implications of Being an Emerging Growth Company, a Smaller Reporting Company and a Foreign Private Issuer
We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:
•
an exemption to present only two years of audited financial statements and only two years of related disclosure;

•
reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements, as applicable; and

•
an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting (which generally would otherwise be applicable for a non-emerging growth company commencing with its second annual report on Form 20-F following the completion of its initial public offering).

We may choose to take advantage of some but not all of these reduced reporting burdens. We will remain an emerging growth company until the earliest of:
•
the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

•
the last day of our fiscal year following the fifth anniversary of the closing of our U.S. initial public offering of ADSs completed in March 2026 (our “IPO”);

•
the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•
the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting ordinary shares held by non-affiliates are $250 million or more measured on the last business day of our second fiscal quarter, or (i) we no longer have annual revenues of less than $100 million during the most recently completed fiscal year and (ii) our voting and non-voting ordinary shares held by non-affiliates are $700 million or more measured on the last business day of our second fiscal quarter.
In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we are permitted to take advantage of certain provisions under the rules that allow us to follow the laws of the United Kingdom for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the provisions of Sections 16(b) and 16(c) of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction and prohibiting “short-selling,” respectively;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•
Regulation Fair Disclosure, which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies and smaller reporting companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company or smaller reporting company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer, and be required to transition on July 1 of the following year, at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:
•
the majority of our executive officers or directors are U.S. citizens or residents;

•
more than 50% of our assets are located in the United States; or

•
our business is administered principally in the United States.

We have taken advantage of certain of these reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold equity securities. See Item 3.D “Risk Factors — Risks Related to Our Securities — We qualify as a foreign private issuer and, as a result, are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company” in our 2026 Annual Report.
In addition, as a foreign private issuer we rely on and comply with certain home country governance requirements and exemptions thereunder rather than complying with corporate governance standards. See Item 3.D “Risk Factors — Risks Related to Our Securities — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE American corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE American corporate governance listing standards” in our 2026 Annual Report.

THE OFFERING
Ordinary shares outstanding
198,797,008 ordinary shares as of September 11, 2026.(1)
Resale Shares offered by the Selling Shareholders
Up to 72,111,177 ordinary shares, including in the form of ADSs. Each ADS represents five ordinary shares.
Selling Shareholders
See “Selling Shareholders” on page 56 of this prospectus.
Use of proceeds
The Selling Shareholders are selling the Resale Shares for their own accounts. We will not receive any proceeds from such sales. See “Use of Proceeds.”
Plan of Distribution
Registration of the Resale Shares covered by this prospectus does not mean that such shares necessarily will be offered or sold. The Selling Shareholders will determine if, when and how they will sell the Resale Shares offered in this prospectus, as described under “Plan of Distribution.”
Depositary and Custodian
JPMorgan Chase Bank, N.A.
Risk factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities. Please see Item 3.D entitled “Risk Factors” in our 2026 Annual Report, which is incorporated by reference herein, for risk factors related to our business, industry and securities.
NYSE American trading symbol
“GMTL”
AIM trading symbol
“GMET”

(1)
The number of ordinary shares outstanding as of September 11, 2026 excludes:

•
100,000 ordinary shares issuable upon exercise of warrants outstanding; and

•
9,636,676 ordinary shares issuable upon exercise of options outstanding.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in Item 3.D entitled “Risk Factors” in our 2026 Annual Report, which is incorporated by reference herein, together with all of the other information in this prospectus, including the documents incorporated by reference herein, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the information presented under the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and our consolidated financial statements and notes to those consolidated financial statements before making an investment decision. If any of the risks discussed in this prospectus actually occur, alone or together with additional risks and uncertainties not currently known to us, or that we currently deem immaterial, our business, financial condition, results of operations and prospects may be materially adversely affected. If this were to occur, the value of our securities may decline and you may lose all or part of your investment.
Please see Item 3.D entitled “Risk Factors” in our 2026 Annual Report, which is incorporated by reference herein, for risk factors related to our business, industry and securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Some of the statements under “Prospectus Summary,” “Risk Factors” and “Dividend Policy” and elsewhere in this prospectus, including the documents incorporated by reference herein, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information,” contain forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “aim,” “possible” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
These statements involve risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this prospectus include, but are not limited to, statements about:
•
the volatility of tungsten and other commodity prices and the impact of commodity-price fluctuations on our project economics;

•
the presence, continuity, quality and quantity of mineralization at our projects, including the accuracy of mineral resource and reserve estimates and metallurgical recoveries;

•
our ability to successfully carry out exploration, drilling, pre-feasibility and feasibility programs and to develop the Pilot Mountain and Tempiute projects into commercial mining operations;

•
actual capital and operating costs, which may differ materially from our estimates and the availability and cost of equipment, contractors, fuel, energy, water and other key inputs;

•
our ability to obtain, maintain and renew required permits, licenses, approvals, mining claims, water rights and other authorizations on acceptable terms and in a timely manner;

•
our ability to secure adequate financing for exploration, development, construction and potential production and the terms, availability and cost of future debt or equity financings;

•
future geopolitical, economic, inflationary, interest-rate, trade and export policy, supply chain and currency-exchange conditions that may affect our costs, financing options and project timelines or demand for U.S. domestic tungsten supply;

•
the performance, availability and reliability of third-party contractors, suppliers, consultants and service providers on whom we depend for key aspects of our operations;

•
our ability to access, secure, upgrade or construct necessary infrastructure, including roads, power, water and processing facilities;

•
the risks inherent in mining, exploration and development activities, including geologic, hydrologic, geotechnical, environmental, safety and operational hazards;

•
our ability to protect our information technology systems, data and operations from cybersecurity threats and system failures;

•
our ability to attract, retain and manage qualified personnel and maintain satisfactory labor relations;

•
the availability, cost and sufficiency of insurance coverage for potential operating risks, environmental liabilities and other hazards;

•
the competitive environment for mineral exploration and development, including competition for properties, financing, personnel and equipment; and

•
our ability to maintain valid title to our mineral properties and mining claims and to defend against potential title defects or challenge.

You should refer to the “Risk Factors” section of this prospectus and Item 3.D entitled “Risk Factors” in our 2026 Annual Report, which is incorporated by reference herein, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Statements in this prospectus and in the documents incorporated by reference herein regarding mineral resources and mineral reserves, including indicated and inferred mineral resources and probable mineral reserves, are estimates prepared in accordance with Subpart 1300 of Regulation S-K and are subject to the qualifications set forth under “Cautionary note regarding presentation of mineral resource and mineral reserve estimates” in our 2026 Annual Report. Mineral resources that are not mineral reserves do not have demonstrated economic viability.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
The Selling Shareholders are selling the Resale Shares for their own accounts. We will not receive any proceeds from such sales. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Shareholders.
Subject to the terms of the Registration Rights Agreement, the Selling Shareholders will bear all underwriting expenses (including underwriting fees, discounts, commissions and applicable taxes attributable to the sale of the Resale Shares). We will bear all registration expenses incurred in connection with the registration of the Resale Shares pursuant to this prospectus, including all registration and filing fees, fees and expenses of compliance with applicable securities laws (including “blue sky” laws), NYSE American and other listing fees, fees and expenses of our counsel and our independent registered public accounting firm (including any comfort letters), and the reasonable fees and expenses of one counsel for the Selling Shareholders.

DIVIDEND POLICY
We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain any future earnings to fund the operation and expansion of our business, and we do not expect to declare or pay any dividends for the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.
Under English law, among other things, we may only pay dividends if we have sufficient distributable reserves (determined by reference to our relevant (non-consolidated) accounts), which are our accumulated realized profits that have not been previously distributed or capitalized less our accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital. In addition, as a public limited company incorporated in England and Wales, we will only be able to make a distribution if the amount of our net assets is not less than the aggregate of our called-up share capital and undistributable reserves and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate.
See Item 3.D “Risk Factors — Risks Related to Our Securities — Because we may not pay any cash dividends on our securities in the future, capital appreciation, if any, may be your sole source of gains and you may never receive a return on your investment” in our 2026 Annual Report.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of June 30, 2026.
You should read this table in conjunction with the information included elsewhere and incorporated by reference in this prospectus, including the 2026 Annual Report and the consolidated financial statements incorporated by reference herein.
As of June 30, 2026
($ thousands)
Cash and cash equivalents(1)	52,459
Liabilities
Current liabilities
Trade and other payables(2)	3,646
Total current liabilities	3,646
Total liabilities	3,646
Equity
Share capital	2,482
Share premium	100,812
Capital contribution reserve	5,897
Share based payment reserve	2,421
Exchange reserve	505
Accumulated losses	(18,484)
Total equity	93,633
Total capitalization(3)	97,279

(1)
Cash and cash equivalents consist of bank balances.

(2)
Trade and other payables are the sum of trade payables, other payables and accrued expenses.

(3)
Total capitalization is the sum of our total liabilities and total equity.

Other than the following share issuances and warrant exercises, there have been no material changes in our capitalization since June 30, 2026:
•
On August 17, 2026, we issued 3,989,027 new ordinary shares of £0.01 each, raising £1,595,610.80 (approximately $2,115,000), following the exercise of warrants prior to their expiry.

As of June 30, 2026, we had 194,807,981 ordinary shares outstanding. As of September 11, 2026, being the latest practicable date prior to the date of this prospectus, we had 198,797,008 ordinary shares outstanding.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following is a description of the material terms of our Articles of Association and the Registration Rights Agreement. The following description may not contain all of the information that is important to you, and we therefore refer you to our Articles of Association and Registration Rights Agreement, copies of which have been filed as exhibits to, or incorporated by reference in, the registration statement of which this prospectus forms a part.
General
We were incorporated as a private limited company with the legal name Golden Metal Resources Limited under the laws of England and Wales on April 22, 2021, with the company number 13351178. On March 8, 2022, we re-registered as a public limited company, and on July 4, 2024, we changed our company name to Guardian Metal Resources PLC. Our principal office is located at c/o Orana Corporate LLP, 25 Eccleston Place, London SW1W 9NF, United Kingdom, and our telephone number is +(44) 20 7078 8496. The principal legislation under which we operate and our shares are issued is the Companies Act 2006.
As of June 30, 2026, our issued share capital was £1,948,079.81 (194,807,981 ordinary shares in issue) and as of September 11, 2026, being the latest date practicable prior to the publication of this prospectus, our share capital was £1,987,970.08 (198,797,008 ordinary shares in issue). The nominal value of our ordinary shares is £0.01 per share. Each issued ordinary share is fully paid.
There is no limit to the number of ordinary shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act.
We are not permitted under English law to hold our own ordinary shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own ordinary shares. We do not have any shares that do not represent capital.
Ordinary Shares
In accordance with our Articles of Association, the following summarizes the rights of holders of our ordinary shares:
•
each holder of our ordinary shares is entitled to one vote and upon a poll each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally; and

•
holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Registered Shares
We are required by the Companies Act 2006 to keep a register of our shareholders. Under English law, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Share Registrars Limited.
Holders of our ADSs are not treated as one of our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees are the holder of the shares underlying our ADSs. For discussion on our ADSs and ADS holder rights see “Description of American Depositary Shares” in this prospectus. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs as discussed in “Description of American Depositary Shares” in this prospectus.
Under the Companies Act 2006, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the share register to reflect the ordinary shares to be sold hereunder from time to time, including updating the share register with the number of ordinary shares to be issued from time to time to the depositary. We also are required by the Companies Act 2006 to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.
We, any of our shareholders or any other affected person may apply to the court for rectification of the share register if:
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the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of members; or

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there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Preemptive Rights
English law generally provides shareholders with preemptive rights when new shares are issued for cash; however, it is possible for a company’s articles of association, or shareholders by special resolution, to exclude preemptive rights. Such an exclusion of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the exclusion is contained in the articles of association, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution. In either case, this exclusion would need to be renewed by the company’s shareholders upon its expiration (i.e., at least every five years).
On December 17, 2025, our shareholders approved the exclusion of preemptive rights, with such authority expiring on the earlier of 15 months after the date of approval of that exclusion or the conclusion of our annual general meeting. Such exclusion will need to be renewed upon expiration (i.e., on the earlier of the date that is 15 months after December 17, 2025, or the conclusion of our next annual general meeting) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).
Right of First Refusal
On December 16, 2025, we signed a right of first refusal agreement (“Right of First Refusal Agreement”) with each of our two largest shareholders, UCAM and Duquesne Family Office LLC (“Duquesne”).
Notwithstanding the exclusion of preemptive rights at our annual general meeting on December 17, 2025, under the Right of First Refusal Agreements, UCAM and Duquesne were each granted the right to maintain their respective pro rata shareholding in the Company by way of a pro rata right of first refusal (“Right of First Refusal”) in respect of any new issuance of ordinary shares by us, whether in connection with any new issue of ordinary shares or ADSs or other fundraising (a “Right of First Refusal Event”), with the exception of issuances of ordinary shares we may issue (i) under our short-term and long-term incentive plans or (ii) as consideration in connection with any acquisition by the Company. In connection with a Right of First Refusal Event, UCAM and Duquesne may exercise their Right of First Refusal in the form of a direct subscription for our ordinary shares as part of an offering to be conducted concurrently with, or as a part of, the Right of First Refusal Event, at the same price per ordinary share as the effective price per ordinary share offered to other potential participants in the Right of First Refusal Event.
Under the terms of the Right of First Refusal Agreements, we have agreed to indemnify UCAM and Duquesne from and against any and all losses, liabilities, damages, costs, claims, demands, actions, proceedings, fines, penalties and expenses suffered or incurred by UCAM or Duquesne, as applicable, arising out of or in connection with (i) any claim, challenge, action or proceeding brought by any of our shareholders (or any group of our shareholders), or by any other person, in connection with the grant, existence or exercise of a Right of First Refusal or (ii) any regulatory inquiry, investigation or enforcement action relating to the grant or disclosure of a Right of First Refusal.
Each Right of First Refusal Agreement will terminate with immediate effect upon the earlier of a binding written agreement being entered into between us and UCAM or Duquesne, as applicable, and the conclusion of our next annual general meeting. UCAM and Duquesne may exercise their Right of First Refusal in part or in full.
Pursuant to their respective rights of first refusal under the Right of First Refusal Agreements, UCAM and Duquesne declined to exercise such rights in connection with our IPO.
Options and Warrants
As of September 11, 2026, there are outstanding options granted to Oliver Friesen under an option deed to purchase 2,104,859 ordinary shares at an exercise price of £0.1075 per share. We extended the exercise period for these outstanding options by five years to May 3, 2031. The vesting period for these options is two years after grant.
Further, as of September 11, 2026, there are (i) 500,000 outstanding options granted to Jason Thomas Starzecki and (ii) 500,000 outstanding options granted to Mr. Friesen, in each case with an exercise price of £0.14 per share.
Further, as of September 11, 2026, there are (i) 500,000 outstanding options granted to Mr. Starzecki, (ii) 625,000 outstanding options granted to Mr. Friesen, (iii) 400,000 options granted to Mark Burnett, a former director, (iv) 400,000 options granted to Benjamin James Hodges and (v) 400,000 options granted to Michael X. Schlumpberger, with an exercise price of £1.3137 per share.
Further, as of September 11, 2026, there are 400,000 outstanding options granted to Dr. Mark Thorpe, with an exercise price of £2.55 per share.
Further, as of September 11, 2026, there are 181,817 outstanding options granted to Mr. Friesen at an exercise price of £0.1075 per share.
Further, as of September 11, 2026, there are additional options granted to employees and consultants of the Company for (i) 800,000 ordinary shares at an exercise price of £0.14 per ordinary share, (ii) 1,300,000 ordinary shares at an exercise price of £0.40 per ordinary share and (iii) 1,525,000 ordinary shares at an exercise price of £1.3137 per share. These options will lapse with immediate effect upon the option holder ceasing to be an employee or consultant of the Company or any member of the Company’s group, unless the board permits exercise in its absolute discretion. The vesting periods for these options range from immediate vesting to one year after grant.
In addition, as of September 11, 2026, there are outstanding warrants to purchase 100,000 ordinary shares at an exercise price of £0.40 per share, with an expiration date of January 25, 2027.
Capital Reorganization
On December 14, 2021, we effected a one-for-one-hundred share sub-division in which we sub-divided every one existing ordinary shares of nominal value £1.00 each in our issued share capital into 100 ordinary shares of nominal value £0.01 each.
History of Share Capital
Over the past three years, we have issued ordinary shares in connection with the conversion of related-party loans, compensation- and service-related issuances (including director bonuses, consulting and supplier fees), as part of property acquisitions and several strategic equity raises. In addition, we issued shares pursuant to the exercise of outstanding warrants during this period. In aggregate, approximately 113,179,106 ordinary shares were issued during the three-year period.
Articles of Association
Shares and Rights Attaching to Them
Objects
The objects of our Company are unrestricted in accordance with section 31(1) of the Companies Act 2006.

Share Rights
Without prejudice to any special rights conferred on shareholders or holders of a class of shares, the Company may, by ordinary resolution, determine that any shares are allotted with special rights, privileges or restrictions.
Voting Rights
Subject to the provisions of the Companies Act 2006 and any restrictions imposed in our Articles of Association and any rights or restrictions attached to any class of shares of our share capital, on a resolution, on a show of hands:
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every shareholder present in person shall have one vote;

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each proxy present who has been duly appointed by one or more shareholders entitled to vote on the resolution has one vote unless the proxy has been appointed by more than one shareholder entitled to vote on the resolution in which case: (i) where the proxy has been instructed by one or more of such members to vote for the resolution and by one or more of such members to vote against the resolution the proxy has one vote for and one vote against the resolution; or (ii) where the proxy has been instructed by one or more of such members as to how he or she should vote on the resolution and all those instructions are to vote the same way and one or more other members have given the proxy discretion as to how to vote, he or she may cast one vote “for” or one vote “against” in accordance with those instructions and may cast a second discretionary vote the other way; and

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each person authorized by a corporation to exercise voting powers on behalf of the corporation is entitled to exercise the same voting powers as the corporation would be entitled to unless a corporation authorizes more than one person, in which case: (i) if more than one person authorized by the same corporation purport to exercise the power to vote on a show of hands in respect of the same shares in the Company and exercise the power in the same way as each other, the power is treated as exercised in that way; or (ii) if more than one person authorized by the same corporation purports to exercise the power to vote on a show of hands in respect of the same shares in the Company and they do not exercise the power in the same way as each other, the power is treated as not exercised.

Subject to the provisions of the Companies Act 2006 and any restrictions imposed by our Articles of Association and any rights or restrictions attached to any class of shares of our share capital, on a vote on a resolution on a poll, every shareholder present shall have one vote for every ordinary share in our share capital held by him or his or her or her appointee, or and if entitled to more than one vote need not, if he or she votes, use all his votes or cast all his votes in the same way.
At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of show of hands) demanded by the chairman of the meeting or by those shareholders entitled under the provisions of the Companies Act 2006 to demand a poll. Subject to the provisions of the Companies Act 2006, as described in “— Differences in Corporate Law — Voting Rights” below, a poll may be demanded by:
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a chair of the meeting;

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at least two shareholders present in person or by proxy and entitled to vote;

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any shareholder(s) present in person or by proxy and representing in the aggregate not less than 10% of the total voting rights of all shareholders having the right to attend and vote at the meeting (excluding the shares held in treasury); or

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any shareholder(s) present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid-up sums in the aggregate equal to not less than 10% of the total sums paid up on all shares conferring that right (excluding the shares held in treasury).

Restrictions on Voting
Subject to the provisions of the Companies Act 2006, no shareholder shall, unless the directors otherwise determine, be entitled (save as a proxy for another member) to be present or vote on any question at any general meeting of the Company or upon any poll, either personally or by proxy, or to be reckoned in any quorum or to exercise any other right or privilege in relation to general meetings of the Company in respect of the shares he or she holds if any calls or other moneys due and payable by him or her to the Company in respect of the shares remain unpaid.
The board may from time to time make calls upon the shareholders in respect of any money unpaid on their shares, provided that at least 14 days’ notice be given of each call, and each shareholder shall be liable to pay at the time and place so specified the amount called on his or her shares.
Where shares conferring a right to vote are held jointly by two or more persons, any one of such persons may vote at any meeting either personally or by proxy, as if he or she were solely entitled thereto and if more than one of such joint holders are present at any meeting, either personally or by proxy, the shareholder whose name appears first on the register of members as one of the holders of such shares and no other, shall be entitled to cast the vote.
Dividends
We may, by ordinary resolution of shareholders, declare dividends. No dividend will be payable except out of profits of the Company available for distribution in accordance with the provisions of the Companies Act 2006, or in excess of the amount recommended by the directors. If, in the opinion of the directors, the profit of the Company justifies such payments, the directors may: (i) pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for payment; and (ii) pay interim dividends of such amounts and on such dates as they think fit.
Subject to the provisions of the Companies Act 2006 and except as otherwise provided by our Articles of Association or by the rights or privileges attached to any shares carrying a preferential or special rights to dividends, Company profits will be used to pay dividends on shares and all dividends shall be declared and paid according to the amounts paid up on the shares and shall be apportioned and paid pro rata according to the amounts paid up on the shares during any part of the period in respect of which the dividend is paid.
No dividend or other moneys payable by us on or in respect of any share shall bear interest against us. Any dividend unclaimed or retained in accordance with our Articles of Association after a period of 12 years from the date such dividend became due for payment will be forfeited and revert to us.
With the sanction of an ordinary resolution of the Company, all or any part of the dividend can be paid by the distribution of specific assets and the directors must give effect to such ordinary resolution. With the sanction of an ordinary resolution of the Company, the directors may offer any holders of ordinary shares the right to elect to receive in lieu of a dividend an allotment of ordinary shares credited as fully paid up, instead of or part of a cash dividend, subject to such exclusions or arrangements as the board may deem necessary or expedient.
The directors may deduct from any dividend or other moneys payable to any shareholder on or in respect of a share any money payable by him or her to the Company on account of calls or otherwise in relation to shares in the Company.
Change of Control
There is no specific provision in our Articles of Association that would have the effect of delaying, deferring or preventing a change of control.
Distributions on Winding-Up
If the Company is wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, with the authority of a special resolution, divide among the shareholders whose names are entered on the register of members of the Company at the date of winding-up, in specie or kind the whole or any part of the assets of the Company. Whether or not the assets consist of property of one kind or of different kinds the liquidator can set such value as he or she deems fair upon any one or more class or classes of property and can determine how such division is carried out as between such members or different classes of members. If any such division shall be other than in accordance with the existing rights of such members, every member shall have the same right of dissent and other ancillary rights as if the resolution were a special resolution passed in accordance with section 110 of the Insolvency Act 1986.
Variation of Rights
Subject to the provisions of the Companies Act 2006, whenever the share capital is divided into different classes of shares, all or any of the rights and privileges attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied, or abrogated either in the manner provided by such rights or (in the absence of such provision) either with the written consent of the shareholders of at least three-fourths in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or by special resolution passed at a separate general meeting of the holders of such shares. The Companies Act 2006 provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should an aggregate of not less than 15% of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.
Alteration to Share Capital
We may, by ordinary resolution of shareholders, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares, or sub-divide our shares or any of them into shares of a smaller nominal value. We may, by special resolution of shareholders, in a manner authorized by law, reduce our share capital or any capital redemption reserve fund or any share premium account in any manner authorized by the Companies Act 2006. We may redeem or purchase all or any of our shares as described in “— Other U.K. Law Considerations — Purchase of Own Shares.”
Preemption Rights
In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares as described in “— Preemptive Rights” and “— Differences in Corporate Law — Preemptive Rights” in this section.
Transfer of Shares
Any certificated shareholder may transfer all or any of his or her shares by an instrument of transfer in writing in any usual or common form or in any other manner approved by the board. Any written instrument of transfer shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.
All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.
The board may decline to register any transfer of any share held in certificated form:
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if the share is partly paid;

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if the Company has a lien on a partly paid share unless to do so would prevent dealings in partly paid shares from taking place on an open and proper basis;

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if a notice has been duly served in respect of a share pursuant to section 793 of the Companies Act 2006 and: (i) the share or shares that were the subject of that notice represented in aggregate at least 0.25 percent of that class of shares (calculated exclusive of any treasury shares of that class); and (ii) the person or persons on whom the notice was served failed to comply with the requirements of the notice within the period for compliance specified in the notice (being not less than 14 days from the date of service of the notice) and remains in default in complying with the notice, unless the transfer in question is to a bona fide unconnected third party such as a sale through a recognized investment exchange or an overseas exchange or as a result of an acceptance of a takeover offer;

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if the transfer is of a share or shares (whether fully paid or not) in favor of more than four joint holders as transferee; or

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if the transfer is to an entity which is not a natural or legal person, to a minor, to a person in respect of whom a receiving order or adjudication order in bankruptcy has been made which remains undischarged or to a person who is then suffering from mental disorder.

If the board declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which a transfer form is lodged, send to the transferee notice of the refusal, together with reasons for the refusal.
CREST
To be traded on AIM, securities must be able to be transferred and settled through the CREST system. CREST is a computerized paperless share transfer and settlement system that allows securities to be transferred by electronic means, without the need for a written instrument of transfer. Our Articles of Association are consistent with CREST membership and, among other things, allow for the holding and transfer of shares in uncertificated form.
Shareholder Meetings
Annual General Meetings
In accordance with the Companies Act 2006, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act 2006, as described in “— Differences in Corporate Law — Annual General Meeting” and “— Differences in Corporate Law — Notice of General Meetings” below.
Notice of General Meetings
The arrangements for the calling of general meetings are described in “— Differences in Corporate Law — Notice of General Meetings” below.
Quorum of General Meetings
No business shall be transacted at any general meeting unless a quorum is present. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes. If within 10 minutes from the time appointed for the holding of a general meeting (or such longer time as the chairman of the meeting may decide) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall be adjourned to such time (being not less than 14 days nor more than 28 days from then) and place as decided by the chairman. If at an adjourned meeting a quorum is not present within 10 minutes from the time appointed for holding the meeting, the member or members present in person or by proxy or (in the case of a corporation) by a representative and entitled to vote upon the business to be transacted shall be a quorum and shall have power to decide upon all matters that could properly have been disposed of at the meeting from which the adjournment took place.
Class Meetings
The provisions in our Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:
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the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class (excluding any shares held in treasury);

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at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every share of the class held by him or her; and

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if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

Directors
Number of Directors
We may not have less than two directors on the board of directors and there is no maximum number of directors.
Appointment of Directors
A single resolution for the appointment of two or more persons as directors is void unless a resolution that it shall be moved has first been agreed to by the meeting without any vote being given against it.
At any general meeting, no person other than a director retiring at the meeting shall, unless recommended by the directors for election, be eligible for appointment as a director unless not less than 7 nor more than 28 days before the date of the meeting: (i) a notice in writing, authenticated by a member (other than the person to be proposed) who is qualified to attend and vote at that meeting, containing his intention to propose the person for election; and (ii) a notice in writing authenticated by the person proposed as a director of his willingness to be elected; have both been left at the registered office or sent to the Company secretary.
Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed the maximum number fixed by or in accordance with our Articles of Association.
Any director appointed by the board shall retire from office at the next annual general meeting. Such a director is eligible for election at that meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at such meeting.
Rotation of Directors
At each annual general meeting, the following directors will retire from office and be eligible for re-election:
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any director who has been longest in office since their last appointment or reappointment and between directors who were appointed or reappointed on the same day, those to retire shall (unless the directors otherwise agree among themselves) be determined by lot; and

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any director who wishes to retire and offer himself for re-election (whether by reason of the U.K. Corporate Governance Code or for any other reason).

The number of directors to retire at each annual general meeting shall be one-third of their number provided that: (i) if their number is more than three, but not a multiple thereof, then the number to retire shall be the number nearest to, but not exceeding, one-third, (ii) if their number is two, one of the directors shall retire and (iii) if their number is one, that director shall retire.
A director who retires at the annual general meeting shall be eligible for re-election.
The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost or unless the default is due to the moving of a resolution in contravention of Article 114 of our Articles of Association or unless such director has attained any applicable retiring age.
Directors’ Interests
A director may hold any other office or employment with the Company (other than the office of auditor) in conjunction with his office of director for such period and on such terms as the directors may determine. A director or intending director may enter into any contract, arrangement, transaction or proposal with the Company relating to the tenure of any other office or employment. Any such contract, arrangement, transaction or proposal entered into or authorized by the directors cannot be avoided and the director is not liable to account to the Company for any benefit realized from any such contract, arrangement, transaction or proposal by reason of either holding office as a director or because of the fiduciary relationship established by the office if the director has declared his interest in accordance with the Companies Act 2006. In accordance with the Companies Act 2006, a director who is in any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with us shall declare the nature of his interest.
In the case of interests arising where a director is in any way, directly or indirectly, interested in (i) a proposed transaction or arrangement with us or (ii) a transaction or arrangement that has been entered into by us and save as otherwise provided by our Articles of Association, such director shall not vote at a meeting of the board or of a committee of the board on any resolution concerning such matter in which he has any interest that conflicts or may conflict with the interests of the Company as defined in Article 107 of our Articles of Association (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, us) unless his interest or duty arises only because the resolution relates to one or more of the following paragraphs:
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the giving of any guarantee, security or indemnity to him in respect of money lent by or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings insofar as the Companies Act 2006 permits;

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the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

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any proposal concerning an offer of shares or debentures or other securities (including options and warrants) of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting thereof;

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any contract, arrangement, transaction or other proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1% or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of Article 108.4 of our Articles of Association to be a material interest in all circumstances);

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any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Board of the Inland Revenue for taxation purposes or which does not accord to any director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

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any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of any scheme for enabling employees including full-time executive directors of the Company and/or any subsidiary to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the director benefits in a similar manner to employees and which does not accord to any director as such, any privilege or advantage not generally accorded to the employees to whom such scheme relates; or

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any proposal concerning any insurance which the Company proposes to purchase and/or maintain for or for the benefit of any director or for the benefit of persons who include directors.

Save as provided above, a director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any interest which (together with any interest of any person connected with him or her) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise through the Company or in respect of which he has any duty which conflicts with his duty to the Company.
A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.
If a question arises at a meeting of the board or of a committee of the board as to the right of a director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the Chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.
Directors’ Fees and Remuneration
Each director may be paid his reasonable traveling, hotel and other expenses properly incurred in and about the business of the Company, including expenses of attending and returning from meetings of the board or committees of the board or general meetings. Any director who performs special or extra services which in the opinion of the board go beyond the ordinary duties of a director may be paid such extra remuneration as the board or a committee appointed by the board may determine.
An executive director shall receive such remuneration as the board or a committee appointed by the board may determine and may (without limitation) be by way of fixed salary, lump sum, commission on dividends or profits of the Company (or of any other company in which the Company is interested) or other participation in any such profits by any combination of them.
A non-executive director may be paid a fee at such rate as may from time to time be determined by the board.
Borrowing Powers
The board may exercise all the powers to borrow money and to mortgage or charge our undertaking, property and assets and uncalled capital or any part thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of us or of any third party.
Indemnity
Subject to the provisions of and so far as may be permitted under the law of England and Wales, every director, alternate director, secretary or other officer (other than any person (whether an officer or not) engaged by the Company as auditor) shall be entitled to be indemnified by the Company (and the Company shall also be able to indemnify directors of any associated company (as defined in section 256 of the Companies Act 2006)) out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the actual or purported execution or discharge of the duties of his office or the exercise or purported exercise of his powers or otherwise in relation thereto, provided that no director of the Company or an associated company is indemnified by the Company against: (a) any liability incurred by the director to the Company or an associated company; (b) any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirements of a regulatory nature; or (c) any liability incurred by the director (i) in defending any criminal proceedings in which that director is convicted, (ii) in defending any civil proceedings brought by the registrant or an associated company where final judgment is against the director, (iii) or in connection with any applications under sections 661(3), 661(4) or 1157 of the Companies Act 2006 for which the court refuses to grant him relief.
Subject to the provisions of and so far as may be permitted by under the laws of England and Wales, and without prejudice to Article 179.1 of our Articles of Association, the board of directors shall have the power to purchase and maintain insurance at the expense of the Company for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, any holding company of the Company, or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body (a “Relevant Company”), or who were or were at any time trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to a Relevant Company arising out of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.
Other U.K. Law Considerations
Notification of Voting Rights
A shareholder in a public company incorporated in the United Kingdom whose shares are admitted to trading on AIM is required pursuant to Rule 5 of the DTRs to notify us of the percentage of his or her voting rights if the percentage of voting rights that he or she holds as a shareholder or through his or her direct or indirect holding of financial instruments (or a combination of such holdings) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100% as a result of an acquisition or disposal of shares or financial instruments or as a result of events that change the total number or breakdown of our voting rights.
Mandatory Purchases and Acquisitions
Pursuant to Sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, which would hold the consideration in trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act 2006 must, in general, be the same as the consideration that was available under the takeover offer.
Sell Out
The Companies Act 2006 also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or has agreed to acquire not less than 90% in value of the voting shares and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.
Disclosure of Interest in Shares
Pursuant to Part 22 of the Companies Act 2006, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his or her knowledge) particulars of any other interest that subsists or subsisted in those shares.
Under our Articles of Association, the directors may in their absolute discretion refuse to register or authorize the registration of the transfer of a share held in certificated form if a notice has been served in respect of a share pursuant to section 793 of the Companies Act concerning the disclosure of interests in voting shares and (i) the share or shares which were the subject of that notice represented in aggregate at least 0.25 percent of that class of shares (calculated exclusive of any treasury shares of that class); and (ii) the person or persons on whom the notice was served failed to comply with the requirements of the notice within the period for compliance specified in the notice (being not less than 14 days from the date of service of the notice) and remains in default in complying with the notice, unless the transfer in question is to a bona fide unconnected third party such as a sale through a recognized investment exchange or an overseas exchange or as a result of an acceptance of a takeover offer.
Purchase of Own Shares
Under English law, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that it is not restricted from doing so by its articles. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.
Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:
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specify the maximum number of shares authorized to be acquired;

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determine the maximum and minimum prices that may be paid for the shares; and

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specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares other than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he or she had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.
Distributions and Dividends
Under the Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (determined by reference to our relevant nonconsolidated accounts). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.
It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:
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if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

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if and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

U.K. City Code on Takeovers and Mergers
As a public company incorporated in England and Wales with our registered office in England and Wales and that has shares admitted to AIM, we are subject to the U.K. Takeover Code, which is issued and administered by the U.K. Panel on Takeovers and Mergers (the “Panel”). The U.K. Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the U.K. Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the U.K. Takeover Code, if a person:
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acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares;

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who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights of our shares and such persons, or any person acting in concert with him, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested; or

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the acquirer and depending on the circumstances, its concert parties, would be required (except with the consent of the Panel) to make an offer for the entirety of our outstanding shares in cash or be accompanied by a cash alternative at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest or other payments by us to nonresident holders of our ordinary shares or ADSs, other than withholding tax requirements. There is no limitation imposed by English law or in our Articles of Association on the right of nonresidents to hold or vote shares.
Differences in Corporate Law
The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights.
	England & Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association, provided that such number does not fall below two directors.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors	Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) notwithstanding any provisions	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation

	England & Wales	Delaware
	of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company, and the company must, where practicable, give its shareholders the same time frame. If providing 28 clear days’ notice to shareholders is not practicable, the company must give its shareholders at least 14 clear days’ notice. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.	provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Vacancies on the Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually unless a resolution that a single resolution for the appointment of two or more persons as directors has first been agreed to by the meeting without any vote being given against it.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
General Meeting	Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or

	England & Wales	Delaware
	Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting, and, if the directors fail to do so within a certain period, may themselves convene a general meeting.	by the bylaws.
Notice of General Meetings	Under the Companies Act 2006, subject to a company’s articles of association providing for a longer period, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.
Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

	England & Wales	Delaware
Preemptive Rights	Under the Companies Act 2006, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless and except to the extent that, such rights are expressly provided for in the certificate of incorporation.
Authority to Allot	Under the Companies Act 2006, the directors of a company must not allot shares or grant of rights to subscribe for or to convert any security into shares unless an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.
Liability of Directors and Officers	Under the Companies Act 2006, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
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any breach of the director’s

	England & Wales	Delaware
Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third-party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company and must not provide any indemnity against, amongst others, any liability in defending criminal proceedings in which he is convicted); and (iii) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).
duty of loyalty to the corporation or its stockholders;
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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

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any transaction from which the director derives an improper personal benefit.

Voting Rights	Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	England & Wales	Delaware

rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.
Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy or in advance, who, being entitled to vote, vote on the resolution.
Special resolutions require the affirmative vote of not less than 75% of the votes cast on a show of hands by shareholders present, in person or by proxy, at the meeting and entitled to vote. If a poll is demanded, a special resolution is passed if it is approved by shareholders representing not less than 75% of the total voting rights of shareholders who, being entitled to vote, vote in person, by proxy or in advance.

Shareholder Vote on Certain Transactions
The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:
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the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
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the approval of the board of directors; and

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approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation

	England & Wales	Delaware

representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy;
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and the approval of the court.

provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.
Standard of Conduct for Directors
Under English law, a director owes various statutory and fiduciary duties to the company, including:
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to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

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to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

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to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

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to exercise independent judgment;

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to exercise reasonable care, skill and diligence;

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not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

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a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a

	England & Wales	Delaware

Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Stockholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to its shareholders generally or of some of its shareholders, or that an actual or proposed act or omission of the company is or would be so prejudicial.
Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
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state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

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allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

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state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Registration Rights
Pursuant to the registration rights agreement dated as of March 24, 2026, by and among the Company, UCAM and Duquesne (the “Registration Rights Agreement”), UCAM and Duquesne (the “holders”) are entitled to the following rights with respect to the registration of their ordinary shares (including in the form of ADSs) for public resale under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the exercise of these registration rights, we filed the resale registration statement of which this prospectus forms a part to permit the holders to resell their ordinary shares (including in the form of ADSs) under the Securities Act.

Demand Registration
Either holder may request in writing that we effect a resale registration under the Securities Act with respect to all or any portion of their ordinary shares (including in the form of ADSs) subject to registration rights, subject to certain limitations and exceptions. Depending on certain conditions, we may defer a demand registration on one occasion during any 12 consecutive month period for a reasonable time specified in the notice but not exceeding 60 days after receiving the request from the requesting holder. If the holders requesting registration intend to distribute their ordinary shares (including in the form of ADSs) by means of an underwritten offering, the managing underwriter of such offering will have the right to limit the numbers of ordinary shares (including in the form of ADSs) to be underwritten for reasons related to the marketing of such offering.
On March 27, 2026, UCAM exercised its demand registration right. In accordance with the Registration Rights Agreement, we notified Duquesne of UCAM’s demand, and Duquesne has elected to participate in such registration.
Piggyback Registration
In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other security holders, the holders will be entitled to certain piggyback registration rights allowing each to include its ordinary shares (including in the form of ADSs) in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a demand registration or a registration statement on Form S-4, F-4 or S-8, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration, subject to certain limitations.
Shelf Registration
The holders may request that we file and keep effective, when we are eligible to do so, a shelf registration statement pursuant to Rule 415 under the Securities Act with respect to all or any portion of their ordinary shares (including in the form of ADSs) subject to registration rights.
Expenses; Indemnification
The Registration Rights Agreement provides that we must pay all registration expenses in connection with effecting any demand registration, piggyback registration or shelf registration. The underwriting expenses, including any underwriting fees, discounts, commissions or taxes attributable to the sale of registrable securities under the Registration Rights Agreement, will be borne by (i) UCAM and Duquesne, pro rata on the basis of the amount of gross proceeds from the sale of their respective ordinary shares (including in the form of ADSs), in the case of a demand registration and (ii) us, UCAM and Duquesne, pro rata on the basis of the amount of gross proceeds from the sale of their ordinary shares (including in the form of ADSs) so registered, in the case of a piggyback registration or shelf registration. The Registration Rights Agreement contains customary indemnification and contribution provisions.
Listing
Since May 2023, our ordinary shares have been admitted to trading on the AIM market of the London Stock Exchange under the symbol “GMET”. Since March 2026, our ADSs have been listed on NYSE American under the symbol “GMTL”.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary under our American Depositary Receipt (“ADR”) program, issues ADRs evidencing our ADSs from time to time pursuant to the deposit agreement. Each ADS represents an ownership interest in a designated number or percentage of ordinary shares deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and all holders and beneficial owners from time to time of ADRs issued thereunder. Ordinary shares registered for resale under this prospectus may be sold in the form of ADSs following deposit of such ordinary shares into the ADS facility in accordance with the deposit agreement.
The depositary’s office is located at 270 Park Avenue, Floor 8, New York, New York 10017.
The ADS-to-ordinary share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). Each ADS also represents any securities, cash or other property deposited with the depositary but which the depositary has not distributed directly to you.
A beneficial owner is any person or entity having a beneficial ownership interest in ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.
An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs, other than to us as provided under the deposit agreement, is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.
Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of ADSs.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. English law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our Company and the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement, the ADRs and the ADSs are governed by the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. Under the deposit agreement, as an ADR holder or a beneficial owner of ADSs, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted by you in the United States District Court for the Southern District of New York (or, in certain cases, the state courts of New York County, New York) and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.
The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR that contains the terms of your ADSs. You may obtain a copy of the deposit agreement, which has been filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.
Distributions on Deposited Securities, Sales
How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities and/or property under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary chargeable to holders of ADSs. All sales of securities will be handled by the depositary in accordance with its then current policies. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent. In all instances where the deposit agreement or an ADR refers to a “sale” (or words of similar import) of securities or property, the depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by us: (i) the depositary shall, in the event the deposit agreement is terminated and the depositary holds deposited securities that are not listed and publicly traded after the termination date of the deposit agreement, act in accordance with the termination provisions of the deposit agreement and form of ADR in respect of such securities and property; and (ii) in the event the depositary or its custodian receives a distribution other than cash, our ordinary shares and/or rights to acquire our ordinary shares and such distribution consists of securities or property that are not distributed by the depositary, the depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the ADR holders. Furthermore, in the event the depositary endeavors to make a sale of ordinary shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.
Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
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Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain registered ADR holders and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (a) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (b) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (c) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (d) making any sale by public or private means in any commercially reasonable manner. To the extent that any of the deposited securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution or net proceeds of sales, the depositary shall make appropriate adjustments in the amounts distributed to the ADR holders issued in respect of such deposited securities. To the extent we or the depositary shall be required to withhold and do withhold from any cash dividend, distribution or net proceeds from sales in respect of any deposited securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such deposited securities shall be reduced accordingly.
To the extent the depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders entitled thereto, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary retains and holds any cash, foreign currency, securities or other property as permitted under the deposit agreement, any and all fees, charges and expenses related to, or arising from, the holding thereof shall be paid from such cash, foreign currency securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.
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Shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares that would result in fractional ADSs will be sold and the net proceeds of the public or private sales of such will be distributed in the same manner as cash to the ADR holders entitled thereto.

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Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)
sell such rights if practicable and distribute the net proceeds of the public or private sales of such rights in the same manner as cash to the ADR holders entitled thereto; or

(ii)
if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.
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Other Distributions.   In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds of public or private sales in the same way it distributes cash.

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Elective Distributions.   In the case of a dividend payable at the election of our shareholders in cash or in additional ordinary shares, we will notify the depositary at least thirty (30) days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.
If the depositary determines in its sole discretion that any distribution described above is not practicable with respect to any or all ADR holders, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, security or other property) and/or it may retain some or all of such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held.
Any U.S. dollars will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, ordinary shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.
In connection with the deposit of ordinary shares, the depositary or its custodian may require the following in a form satisfactory to it: (i) a written order directing the depositary to issue to, or upon the written order of, the person or persons designated in such order ADSs representing such deposited securities; (ii) proper endorsements or duly executed instruments of transfer in respect of such deposited ordinary shares; (iii) instruments assigning to the depositary, its custodian or a nominee of either any distribution on or in respect of such deposited ordinary shares or indemnity therefor; and (iv) proxies entitling the custodian to vote such deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities.” As soon as practicable after the custodian receives deposited securities pursuant to any such deposit or pursuant to a distribution or change affecting deposited securities, the custodian shall present such deposited securities for registration of transfer into the name of the depositary, its custodian or a nominee of either, in each case for the benefit of ADR holders, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.
The custodian will hold all deposited securities for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited securities.
Deposited securities are not intended to and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.
Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, subject to the provisions of or governing our ordinary shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office (or from the custodian to the extent dematerialized). If, at any time each ADS represents a fraction of one ordinary share, unless otherwise agreed by the depositary, ADSs may only be cancelled in multiples of such number of shares as will permit whole shares to be delivered. At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
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temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

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the payment of fees, taxes and similar charges; or

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compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Record Dates
The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
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to receive any distribution on or in respect of deposited securities,

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to give instructions for the exercise of voting rights,

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to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

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to receive any notice or to act or be obligated in respect of other matters,

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all subject to the provisions of the deposit agreement.

Voting Rights
How do I vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of ordinary shares are entitled to vote, or of our solicitation of consents or proxies from holders of ordinary shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of England and Wales, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.
Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for The Depository Trust Company, or “DTC”), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.
Under the laws of England and Wales and our Articles of Association, (i) voting on all resolutions at any meeting of our shareholders is to be conducted on a show of hands, unless a poll is demanded by our shareholders or is demanded by the chairman of the meeting or is required by our Articles of Association. A poll may be demanded by (a) the chairman, (b) not fewer than two shareholders present or in person or by proxy at the meeting and entitled to vote on the resolution, (c) any shareholder(s) present in person or by proxy at the meeting representing in the aggregate not less than 10% of the total voting rights of all the shareholders having the right to attend and vote on the resolution (excluding any voting rights attaching to treasury shares) or (d) any shareholders present in person or by proxy at the meeting holding our shares conferring a right to vote on the resolution (excluding any voting rights attaching to the treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right; (ii) an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy or in advance, who, being entitled to vote, vote on the resolution; and (iii) a special resolution requires the affirmative vote of not less than 75% of the votes cast on a show of hands by shareholders present, in person or by proxy, at the meeting and entitled to vote. If a poll is demanded, a special resolution is passed if it is approved by shareholders representing not less than 75% of the total voting rights of shareholders who, being entitled to vote, vote in person, by proxy or in advance.
ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
There can be no assurance that you will receive voting materials in sufficient time to instruct the depositary to vote. If notice of a meeting and the related voting matters is not transmitted to the depositary with sufficient advance notice, or if the solicitation of voting instructions is not practicable or permitted under applicable law or the terms of the deposit agreement, including due to timing constraints and the involvement of brokers, dealers or other intermediaries outside of our control, you, or persons who hold their ADSs through brokers, dealers or other third parties, may not have the opportunity to exercise voting rights with respect to the ordinary shares underlying your ADSs.
Reports and Other Communications
Will ADR holders be able to view our reports?
The deposit agreement, the provisions of or governing deposited securities and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary in the United States, on the SEC’s internet website or upon request to the depositary (which request may be refused by the depositary at its discretion).
Additionally, if we make any written communications generally available to holders of our shares and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.
Fees and Expenses
What fees and expenses will I be responsible for paying?
The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, a fee of up to $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.
The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
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a fee of up to $0.05 per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the deposit agreement;

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an aggregate fee of up to $0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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an amount for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian, as well as charges and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge or expense from one or more cash dividends or other cash distributions);

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a fee of up to $0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs as described under “Distributions on Deposited Securities, Sales” above) or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the depositary, us and/or any third party (which fee may be assessed against ADR holders as of a record date set by the depositary);

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stock transfer or other taxes and other governmental charges;

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a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of ADR.com and any applicable delivery expenses (which are payable by such persons or ADR holders);

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

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fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.
The foreign exchange rate applied to a FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into FX Transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of a FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.
Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a FX Transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.
Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the deposit agreement.
We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.
The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.
The fees and charges described above may be amended from time to time by agreement between us and the depositary.
The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.
Under certain limited circumstances, the depositary may reduce or waive certain fees, charges and expenses provided in the ADRs and in the deposit agreement, including, without limitation, those described above that would normally be charged on ADSs issued to or at the direction of, or otherwise held by, us and/or certain ADR holders and beneficial owners and holders and beneficial owners of our ordinary shares.
Payment of Taxes
ADR holders and/or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current or former ADR holders and beneficial owners, each ADR holder and beneficial owner and each prior ADR holder and beneficial owner, by holding or owning, or having held or owned, an ADR or an interest in ADSs acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or prior beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a noncash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of our or its respective agents, shall be liable to ADR holders or beneficial owners of the ADSs for failure of any of such holders or beneficial owners to comply with applicable tax laws, rules and/or regulations.
As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to and shall if reasonably requested by us:
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amend the form of ADR;

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distribute additional or amended ADRs;

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distribute cash, securities or other property it has received in connection with such actions;

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sell by public or private sale any securities or property received and distribute the proceeds as cash; or

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none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least thirty (30) days’ notice of any amendment that imposes or increases any fees on a per ADS basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder or beneficial owner continues to hold an ADR or ADRs, after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
Any amendments or supplements that (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.
Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).
How may the deposit agreement be terminated?
The depositary may at any time and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least thirty (30) days prior to the date fixed in such notice for such termination, or by providing such notice by any other means permitted under the deposit agreement (including electronic transmission), provided that such notice is given at least thirty (30) days prior to the Termination Date; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within sixty (60) days of the date of such resignation and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the deposit agreement, the depositary may terminate the deposit agreement (i) without notifying us, but subject to giving thirty (30) days’ notice to the ADR holders, under the following circumstances: (a) in the event of our bankruptcy, liquidation proceedings or insolvency, (b) if our ordinary shares are delisted from a “national securities exchange” (that has registered with the Commission under Section 6 of the Exchange Act), (c) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, (d) there are no deposited securities with respect to ADSs remaining, including if the deposited securities are cancelled, or the deposit securities have been deemed to have no value or (e) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities and (ii) immediately without prior notice to the Company, any ADR holder or beneficial owner or any other person if (a) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (b) the depositary would be subject to liability under or pursuant to any law, rule or regulation or (c) required by any governmental authority or body, in each case under (ii) as determined by the depositary in its reasonable discretion.
If our shares are not listed and publicly traded on a stock exchange or in a securities market as of the date so fixed for termination or if, for any reason, the depositary does not sell the deposited securities, then after such date fixed for termination, the depositary shall use its reasonable efforts to ensure that the ADSs cease to be eligible for settlement within DTC and that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, to the extent we are not, to the depositary’s knowledge, insolvent or in bankruptcy or liquidation, the depositary shall (i) cancel all outstanding ADRs; (ii) request DTC to provide the depositary with information on those holding ADSs through DTC and, upon receipt thereof, revise the ADR register to reflect the information provided by DTC; (iii) instruct its custodian to deliver all deposited securities to us, a subsidiary or affiliate of ours (the company representative) or an independent trust company engaged by us (the trustee) to hold those deposited securities in trust for the beneficial owners of the ADRs if we are not permitted to hold any of the deposited securities under applicable law and/or we have directed the depositary to deliver such deposited securities to the company representative or trustee along with a stock transfer form and/or such other instruments of transfer covering such deposited securities as are needed under applicable law, in either case referring to the names set forth on the ADR register and (iv) provide us with a copy of the ADR register.
Upon receipt of any instrument of transfer covering such deposited securities and the ADR Register, we have agreed that we will, depending on what is legally required under local law, either deliver to each person reflected on such ADR register appropriate documentation to effect the transfer to such persons of the deposited securities previously represented by the ADSs evidenced by their ADRs, approve the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable), procure the relevant updates to the register of members of the Company to reflect the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable) and provide the depositary with a certified copy of the updated register of our shareholders.
To the extent the depositary reasonably believes that we are insolvent, as determined by applicable law, or if we are in receivership, have filed for bankruptcy and/or are otherwise in restructuring, administration or liquidation and in any such case the deposited securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the depositary believes it is not able to or cannot practicably sell the deposited securities promptly and without undue effort, the depositary shall notify the ADR holders of such and thereafter the deposited securities shall be deemed to have no value (and such ADR holders shall be deemed to have instructed the depositary that the deposited securities have no value). The depositary may (and, by holding an ADR or an interest therein, all holders irrevocably consent and agree that the depositary may) instruct its custodian to deliver all deposited securities to us (acting, as applicable by an administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify us that the deposited securities are surrendered for no consideration. The deposit agreement requires us, subject to applicable law, to promptly accept the surrender of the deposited securities for no consideration and deliver to the depositary a written notice confirming (i) the acceptance of the surrender of the deposited securities for no consideration and (ii) the cancellation of such deposited securities. Promptly after notifying us that the deposited securities are surrendered for no consideration and irrespective of whether we have complied with the immediately preceding sentence, the depositary shall notify ADR holders that their ADSs have been cancelled with no consideration being payable to such ADR holders.
Upon the depositary’s compliance with the provisions of any of the above three paragraphs, the depositary and its agents shall be discharged from all and cease to have any, obligations under the deposit agreement and the ADRs.
If our ordinary shares are listed and publicly traded on a securities exchange and the depositary believes that it is able, permissible and practicable to sell the deposited securities without undue effort, then the depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the deposited securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the deposit agreement, in trust, without liability for interest, for the pro rata benefit of the holders entitled thereto. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash.

Limitations on Obligations and Liability
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders, beneficial owners and others
Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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compliance with such regulations as the depositary may establish consistent with the deposit agreement or as the depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed required, necessary or advisable by the depositary for any reason provided that the ability to withdraw ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The depositary may close the ADR register (and/or any portion thereof) at any time or from time to time when deemed expedient by it.
The deposit agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights that ADR holders or beneficial owners may have under the Securities Act or the Exchange Act, to the extent applicable. The deposit agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:
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incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the United States, England and Wales or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our Articles of Association, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance our, the depositary’s or our respective directors’, officers’, employees’, agents’ or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);

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incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;
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incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the deposit agreement and ADRs without gross negligence, willful misconduct or fraud;

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in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs;

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in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be, against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

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not be liable (including, without limitation, to ADR holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or

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may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners.
The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.
The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of England and Wales, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.
Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.
Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote. The depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the deposit agreement or the form of ADR, in accordance with the depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default, gross negligence or fraud or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the depositary. Specifically, the depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by us or any other party, including any share registrar, transfer agent or other agent appointed by us, the depositary or any other party, to process any transfer, delivery or distribution of cash, ordinary shares, other securities or other property, including, without limitation upon the termination of the deposit agreement, or otherwise to comply with any provisions of the deposit agreement that are applicable to it. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the creditworthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Notwithstanding any other provision of the deposit agreement or the ADRs to the contrary, neither we or the depositary, nor any of our or their respective agents shall be liable to the other for any indirect, special, punitive or consequential damages (excluding reasonable fees and expenses of counsel) or lost profits, in each case of any form incurred by any of them, or liable to any other person or entity (including, without limitation, ADR holders or beneficial owners), for any such damages, or any fees or expenses of counsel in connection therewith, whether or not foreseeable and regardless of the type of action in which such a claim may be brought; provided, however, that (i) notwithstanding the foregoing and, for the avoidance of doubt, the depositary and its agents shall be entitled to reasonable legal fees and expenses in defending against any claim for such damages and (ii) to the extent such damages arise from or out of a claim brought by a third party (including, without limitation, ADR holders or beneficial owners) against the depositary or any of its agents, the depositary and its agents shall be entitled to full indemnification from us for all such damages and reasonable fees and expenses of counsel in connection therewith, unless such damages are found to have been a direct result of the gross negligence, willful misconduct or fraud of the depositary.
In the deposit agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory). No provision of the deposit agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act or the Exchange Act, to the extent applicable.
The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. For instance, we reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with you as a holder and/or beneficial owner of ordinary shares.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.
The depositary will maintain facilities for the delivery and receipt of ADRs.
Appointment
In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
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be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs;

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

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acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates and their respective agents, may from time to time be in the possession of nonpublic information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (a) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (b) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs.
Consent to Jurisdiction
Claims between the Company and the Depositary
Under the deposit agreement, we have submitted to the non-exclusive jurisdiction of the state and federal courts in New York, New York, and have appointed an agent for service of process on our behalf. Subject to the terms of the deposit agreement, any legal suit, action or proceeding arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby may be brought by us or the depositary in such courts.
The deposit agreement further provides that the depositary may, at its option, institute actions against us arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby in any competent court in England and Wales.
Claims involving ADS holders and beneficial owners
Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, ADS holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving ADS holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.
Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, ADS holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving the depositary and/or us brought by ADS holders or beneficial owners, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).
These forum provisions may increase your costs and limit your ability to bring a claim in a judicial forum that you find favorable for disputes with the depositary or us, or the depositary’s or our respective directors, officers or employees, which may discourage such lawsuits against the depositary, us and the depositary’s and our respective directors, officers or employees. However, it is possible that a court could find such choice of forum provisions to be inapplicable or unenforceable. The enforceability of similar choice of forum provisions has been challenged in legal proceedings.
Federal securities law claims
Notwithstanding the foregoing, holders of ADSs and beneficial owners will not be deemed to have waived compliance with the federal securities laws and the rules and regulations promulgated thereunder.
Claims arising under the Securities Act may be brought in federal or state courts as provided in Section 22 of the Securities Act. Claims arising under the Exchange Act are subject to the exclusive jurisdiction of the federal courts pursuant to Section 27 of the Exchange Act.
Jury Trial Waiver
In the deposit agreement, each party thereto (including, for the avoidance of doubt, each ADR holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.
The waiver of jury trial provision applies to all holders of ADSs, including purchasers who acquire ADSs on the secondary market. As the waiver relates to claims arising as a matter of contract in relation to the ADSs, we believe that, as a matter of construction of the clause, the waiver would likely continue to apply to ADS holders who withdraw the ordinary shares represented by the ADSs from the ADS facility with respect to claims arising before the withdrawal, and the waiver would most likely not apply to ADS holders who subsequently withdraw the ordinary shares represented by ADSs from the ADS facility with respect to claims arising after the withdrawal. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a trial by jury. The waiver to right to a trial by jury in the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of our or the depositary’s compliance with any provisions of U.S. federal securities laws or the rules and regulations promulgated thereunder.

MATERIAL TAX CONSIDERATIONS
The following summary contains a description of certain United Kingdom and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares and ADSs, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares and ADSs. The summary is based upon the tax laws of the United Kingdom and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.
Material United Kingdom Tax Considerations
For purposes of this section, all references to “the Company” refer to Guardian Metal Resources PLC only.
The following is intended as a general guide to current U.K. tax law and HMRC published practice (which is not binding) applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ordinary shares and ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all U.K. tax considerations relating to the holding of ordinary shares or ADSs, or all of the circumstances in which holders of ordinary shares or ADSs may benefit from an exemption or relief from U.K. taxation. It is written on the basis that the Company does not (and will not at any time) derive 75% or more of its qualifying asset value, directly or indirectly from U.K. land and property, and that the Company is and remains solely resident in the U.K. for tax purposes and will be subject to the U.K. tax regime.
Except to the extent that the position of non-U.K. resident persons is expressly referred to, this guide relates only to persons who are resident for tax purposes solely in the U.K. (and, in the case of individuals, who are taxed on the arising basis rather than under the four-year foreign income and gains regime (or any similar special regime)), who do not have a permanent establishment, branch, agency (or equivalent) or fixed base in any other jurisdiction with which the holding of the ordinary shares or ADSs is connected, and who are absolute beneficial owners of the ordinary shares or ADSs (and do not hold the ordinary shares or ADSs through an Individual Savings Account (“ISAs”) or a Self-Invested Personal Pension (“SIPPs”)) and who hold the ordinary shares or ADSs as investments (together, “U.K. Holders”). Holders should be aware that this guide does not consider whether the ordinary shares or ADSs qualify as eligible investments for ISAs or SIPPs. Holders are encouraged to seek advice from their own professional advisers regarding eligibility.
This guide may not relate to certain classes of U.K. Holders, such as (but not limited to):
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persons who are connected with the Company;

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financial institutions;

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insurance companies;

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charities or tax-exempt organizations;

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collective investment schemes;

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pension schemes;

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market makers, intermediaries, brokers or dealers in securities;

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persons who have (or are deemed to have) acquired their ordinary shares or ADSs by virtue of an office or employment or who are or have been officers or employees of the Company or any of its affiliates; and

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individuals who are (or may be) entitled to claim, or have claimed, the four-year foreign income and gains regime (or any successor regime).

Based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for U.K. purposes as that person’s own income) for U.K. direct tax purposes.
THESE FOLLOWING PARAGRAPHS ARE A SUMMARY OF CERTAIN U.K. TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY AND NOT A SUBSTITUTE FOR DETAILED TAX ADVICE. IT IS RECOMMENDED THAT ALL HOLDERS OF ORDINARY SHARES AND ADSs OBTAIN LEGAL AND TAX ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR ADSs IN THEIR OWN PARTICULAR CIRCUMSTANCES FROM THEIR OWN ADVISORS. IN PARTICULAR, NON-U.K. RESIDENT PERSONS, PERSONS WHO ARE NOT (OR MAY NOT BE) DOMICILED OR DEEMED DOMICILED IN THE U.K., OR PERSONS SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE U.K. ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.
U.K. Taxation of Dividends
Withholding Tax
Dividends paid by the Company will not be subject to any withholding or deduction at source for or on account of U.K. tax.
Income Tax
An individual U.K. Holder may, depending on their particular circumstances, be subject to U.K. income tax on dividends received from the Company. An individual holder of ordinary shares or ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. income tax on dividends received from the Company unless they carry on (whether solely or in partnership) a trade, profession or vocation in the U.K. through a permanent establishment, branch or agency to which the ordinary shares or ADSs are attributable. There are certain exceptions for trading in the U.K. through independent agents, such as some brokers and investment managers.
U.K. Holders will generally be liable to income tax in respect of dividends or other income distributions of the Company. A U.K. Holder will generally benefit from an allowance in the form of an exemption from tax for the first £500 of dividend income received in the 2026/27 tax year (“Dividend Allowance”). Any dividends above the Dividend Allowance (taking account of any other dividend income received by the U.K. Holder in the same tax year) will be taxable at 10.75% (to the extent they fall within an individual’s basic rate band), 35.75% (to the extent they fall within an individual’s higher rate band) or 39.35% (to the extent they fall within an individual’s additional rate band) for the 2026/27 tax year.
For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of a U.K. Holder’s income. In addition, dividends within the Dividend Allowance count towards an individual’s basic and higher rate limits for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded and will therefore affect the level of savings allowance to which they are entitled.
Corporation Tax
A corporate holder of ordinary shares or ADSs that is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. corporation tax on dividends received from the Company unless it carries on (whether solely or in partnership) a trade in the United Kingdom through a permanent establishment to which the ordinary shares or ADSs are attributable.
Corporate U.K. Holders should not be subject to U.K. corporation tax on any dividend received from the Company so long as the dividend qualifies for an exemption, which should be the case, although certain conditions must be met. It should be noted that the exemptions, whilst of wide application, are not comprehensive and are subject to anti-avoidance rules in relation to a dividend. If the conditions for an exemption are not satisfied or such anti-avoidance provisions apply, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the amount of such dividend, at the rate of corporation tax then applicable to that corporate U.K. Holder. For the financial year beginning April 1, 2026, the main rate is 25% and the small profits rate is 19%.
U.K. Taxation of Disposals
A disposal or deemed disposal of ordinary shares or ADSs by a U.K. Holder may, depending on the U.K. Holder’s circumstances and subject to any available exemptions or reliefs (such as, in the case of certain individuals and trustees, the annual exempt amount), give rise to a chargeable gain or an allowable loss for the purposes of U.K. capital gains tax or, in the case of a corporate U.K. Holder, corporation tax on chargeable gains.
Where an individual U.K. Holder realizes a chargeable gain on the disposal of ordinary shares or ADSs, the gain (together with any other chargeable gains and allowable losses of the individual in the same tax year) will, after taking account of any available annual exempt amount (for the 2026/27 tax year, the capital gains tax annual exempt amount is £3,000), be subject to U.K. capital gains tax. Following changes introduced on October 30, 2024, the rate of capital gains tax is 18% to the extent that such gains fall within the unused part of the individual’s basic rate band and 24% to the extent that such gains fall above the basic rate band. The amount of capital gains tax payable will be subject to the availability of any exemptions, reliefs and/or allowable losses of the individual U.K. Holder.
If a corporate U.K. Holder becomes liable to U.K. corporation tax on the disposal (or deemed disposal) of ordinary shares or ADSs, any chargeable gain will be subject to U.K. corporation tax at the rate applicable to that corporate U.K. Holder, subject to any exemptions, reliefs and/or allowable losses. For the financial year beginning April 1, 2026, the main rate of corporation tax is 25% and the small profits rate is 19%, with marginal relief for profits between those thresholds.
A holder of ordinary shares or ADSs that is not a resident for tax purposes in the United Kingdom should not normally be liable to U.K. capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ordinary shares or ADSs, unless that person carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a permanent establishment, branch or agency to which the ordinary shares or ADSs are attributable. However, an individual holder of ordinary shares or ADSs who has ceased to be resident for tax purposes in the United Kingdom and subsequently becomes resident in the United Kingdom again after a period of temporary nonresidence may, in certain circumstances, be liable to U.K. capital gains tax on any chargeable gain realized on a disposal (or deemed disposal) of ordinary shares or ADSs during that period, on their return to the United Kingdom, subject to any available exemptions or reliefs. Individual Holders previously used the remittance basis and have moved to the four-year foreign income and gains (“FIG”) regime, or are within the Temporary Repatriation Facility introduced by Finance Act 2025 should seek their own professional tax advice before selling ordinary shares or ADSs as special rules may apply during the transitional period.
Stamp Duty and Stamp Duty Reserve Tax
The discussion below relates to the holders of ordinary shares or ADSs wherever resident. However it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.
Issue of Ordinary Shares
No U.K. stamp duty or stamp duty reserve tax (“SDRT”), is generally payable on the issue of the underlying ordinary shares in the Company.
Transfers of Ordinary Shares
Ordinary shares in the Company are admitted to trading on AIM, a recognized growth market, and are not listed on any recognized stock exchange. On this basis, transfers of the Company’s ordinary shares should not give rise to any liability to U.K. stamp duty or SDRT, provided the ordinary shares continue to satisfy the conditions for the “growth market” exemption and no specific anti-avoidance provisions apply.

If, in the future, the Company’s ordinary shares were to cease to qualify for the growth market exemption (for example, because they were admitted to listing on a recognized stock exchange), an unconditional agreement to transfer ordinary shares would normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer, with the purchaser liable for the SDRT. Transfers of ordinary shares in certificated form would then also generally be subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the nearest £5), normally payable by the purchaser, and any SDRT charge would be cancelled or, if already paid, repaid (generally with interest) where the relevant transfer instrument is duly stamped within six years of the SDRT charge arising or is otherwise exempt from stamp duty.
Clearance services and depositary receipts
U.K. legislation contains provisions which can, in principle, impose stamp duty or SDRT at a rate of 1.5% on issues or transfers of shares into a depositary receipt system or clearance service. However, following legislative changes effective from January 1, 2024, no stamp duty or SDRT was payable at this 1.5% rate on issues of ordinary shares into the ADS facility, or on transfers of ordinary shares into the ADS facility that were integral to the capital raising or listing arrangements in connection with the Company’s initial NYSE American listing, provided the relevant statutory conditions were satisfied. This exemption, which previously applied through HMRC practice following EU court decisions, now has statutory footing under the Finance Act 2024.
For the purposes of this exemption, transfers qualified as exempt where they were part of arrangements pursuant to which the Company’s securities (or depositary receipts for such securities) were listed on a recognized stock exchange for the first time and where those arrangements did not affect the beneficial ownership of the securities. This included transfers by existing shareholders to the depositary on a no change of beneficial ownership basis solely to facilitate the Company’s initial NYSE American listing through the ADR program.
It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes, and we are not aware of any election having been made by DTC under section 97A of the Finance Act 1986. On this basis, no SDRT should arise on paperless transfers of ADSs within DTC, and no U.K. stamp duty should generally be payable on an instrument transferring ADSs, provided that it is executed and retained outside the United Kingdom.
Stamp duty or SDRT could, in certain cases, still arise at the 1.5% rate on transfers of ordinary shares into a depositary receipt system or clearance service which do not fall within the statutory exemptions referred to above. Prospective holders should seek specific advice before entering into arrangements that might involve such transfers.
While the initial deposit of shares into the ADR facility as part of the listing arrangements was exempt from the 1.5% charge, investors should be aware that subsequent deposits of ordinary shares into the ADR facility (for example, to convert AIM-traded shares into NYSE American-traded ADRs for sale) would, if the conditions for the growth market exemption described above were not satisfied at the time of deposit, incur a 1.5% SDRT charge payable by the person depositing the shares. This would represent a significant cost for investors wishing to arbitrage between the AIM market of the London Stock Exchange and NYSE American markets or to convert their holdings from one form to the other.
Transfers of ADSs
No stamp duty or SDRT will be payable on the paperless transfer of ADSs through the facilities of DTC (provided, as noted above, that no Section 97A election has been made by DTC).
No U.K. stamp duty will, in practice, be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the value of the consideration. However, in practice it should not be necessary to pay any U.K. stamp duty on such an instrument or agreement unless it is required for any purposes in the United Kingdom. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.
Material U.S. Federal Income Tax Considerations
The following are material U.S. federal income tax consequences to you of the ownership and disposition of our ADSs or ordinary shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to your decision to own the ADSs or ordinary shares.
This discussion applies to you only if you are a U.S. Holder (as defined below), you acquire ADSs or ordinary shares that are Resale Shares as contemplated under this prospectus and you hold the ADSs or ordinary shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of your particular circumstances, including any minimum tax, the Medicare contribution tax on net investment income and tax consequences applicable to you if you are subject to special rules, such as if you are:
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a financial institution;

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an insurance company;

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a regulated investment company;

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a dealer or electing trader in securities that uses a mark-to-market method of tax accounting;

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a person that holds ADSs or ordinary shares as part of a straddle, integrated or similar transaction;

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a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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an entity or arrangement classified as a partnership for U.S. federal income tax purposes or a partner or member thereof;

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a tax-exempt entity, “individual retirement account” or “Roth IRA;”

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a person that directly, indirectly or constructively owns ADSs or ordinary shares representing 10% or more of our stock by vote or value; or

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a person that holds ADSs or ordinary shares in connection with a trade or business outside the United States.

If you are a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that owns ADSs or ordinary shares, the U.S. federal income tax treatment of your partners will generally depend on their status and your activities. If you are a partnership that intends to acquire our ADSs or ordinary shares, you should consult your tax adviser as to the particular U.S. federal income tax consequences to you and your partners of owning and disposing of our ADSs or ordinary shares.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.
For purposes of this discussion you are a “U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of the ADSs or ordinary shares and:
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a citizen or individual resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

In general, if you own our ADSs you will be treated as the owner of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if you exchange your ADSs for the underlying ordinary shares represented by those ADSs or exchange ordinary shares for ADSs representing those ordinary shares.
This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). You should consult your tax adviser concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ADSs or ordinary shares in your particular circumstances.
Passive Foreign Investment Company Rules
In general, a non-U.S. corporation will be a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for any taxable year in which (i) 75% or more of its gross income consists of passive income, or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the ordinary shares of another corporation is generally treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes interest, dividends, certain rents and royalties, net gains from assets that produce passive income and net gains from transactions in commodities, with an exception for certain active business commodities gains (the “Commodities Exception”). Cash is generally a passive asset for PFIC purposes. The value of a company’s goodwill and other intangible assets is active under the PFIC rules to the extent attributable to activities that produce active income.
Our PFIC status for the current or any future taxable year is an annual factual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets from time to time. Prior to our mines becoming operational, our gross income may consist primarily of government grants and consultancy and technical service fees (which we believe are likely to be treated as active income to the extent included in our income for U.S. federal income tax purposes) and interest (which is passive income). However, the treatment of the government grants as our taxable income and the classification of such income as active for purposes of the PFIC rules is not entirely clear. Moreover, the receipt of government grants and consultancy and technical service fees is non-recurring in nature, and the government grants are subject to various conditions. In addition, the extent and timing of certain of our income inclusions for U.S. federal income tax purposes likely differs from their accounting treatment, and the U.S. Internal Revenue Service (the “IRS”) may disagree with the timing or amount of income that we or an investor may consider as earned for any taxable year. Therefore, there can be no assurance as to the amount of any non-passive income earned by us for any taxable year. It is possible that our non-passive gross income (if any) for any taxable year will constitute 25% or less of our total gross income, in which case we will be a PFIC for such year. Once we commence earning income from sales of minerals in future taxable years, our PFIC status for any taxable year may depend upon the extent to which our income will be treated as active under the Commodities Exception, the application of which may not be entirely clear in all cases.
Furthermore, because we hold a significant amount of cash, our PFIC status for any taxable year depends in part on the value of our goodwill and other intangible assets. If the value of our goodwill and other intangible assets for any taxable year is determined by reference to our market capitalization (which may be volatile, particularly prior to the commencement of sales of minerals from our mines), the risk of us being or becoming a PFIC for any taxable year will increase if our market capitalization fluctuates or declines significantly following the date of this prospectus.
For the reasons explained above, there can be no assurances that we will not be a PFIC for our current or any other taxable year. Because our PFIC status is in part an annual factual determination, our counsel is not opining on our PFIC status for any taxable year.
If we are a PFIC for any taxable year and any corporate non-U.S. entity in which we own or are deemed to own equity interests is also a PFIC (a “Lower-tier PFIC”), you will be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the next paragraph on (i) certain distributions by the Lower-tier PFIC and (ii) dispositions of shares of the Lower-tier PFIC, in each case as if you held such shares directly, even though you will not receive any proceeds of those distributions or dispositions.

In general, if we are a PFIC for any taxable year during which you own our ADSs or ordinary shares, gain recognized by you on a sale or other disposition (including certain pledges) of your ADSs or ordinary shares will be allocated ratably over your holding period. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by you in any taxable year on your ADSs or ordinary shares exceed 125% of the average of the annual distributions on the ADSs or ordinary shares received during the preceding three taxable years or your holding period, whichever is shorter, the excess distributions will be subject to taxation in the same manner as gain, discussed immediately above. Under a rule commonly referred to as the “once a PFIC always a PFIC” rule, if we are a PFIC for any taxable year during which you own ADSs or ordinary shares, we will generally continue to be treated as a PFIC with respect to you for all succeeding years during which you own the ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless you make a timely “deemed sale” election, in which case any gain on the deemed sale will be taxed under the PFIC rules described above.
Alternatively, if we are a PFIC and if the ADSs or ordinary shares, as applicable, are “regularly traded” on a “qualified exchange” (each as defined in applicable Treasury regulations), you may be able to make a mark-to-market election with respect to the ADSs or ordinary shares that will result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph. The ADSs and ordinary shares will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the ADSs or ordinary shares, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter. The NYSE American, where the ADSs are listed, is a qualified exchange for this purpose. A non-U.S. exchange is a “qualified exchange” if it is regulated by a governmental authority in the jurisdiction in which the exchange is located and meets certain trading volume, listing, financial disclosure, surveillance, and other requirements, and it is unclear whether AIM, where the ordinary shares are listed, will be treated as satisfying these requirements. The IRS has not identified specific foreign exchanges that are “qualified” for this purpose. If you are a U.S. Holder of ordinary shares, you should consult your tax adviser regarding whether a mark-to-market election would be available to your ordinary shares. If you make a valid mark-to-market election with respect to your ADS (or ordinary shares, if the election is available to ordinary shares), for any taxable year in which we are a PFIC you generally will recognize as ordinary income any excess of the fair market value of the ADSs (or ordinary shares) at the end of the taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs or ordinary shares over their fair market value at the end of the taxable year to the extent of the net amount of income previously included as a result of the mark-to-market election. If you make the election, your tax basis in the ADSs or ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ADSs or ordinary shares in a taxable year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If you make a valid mark-to-market election, distributions paid on ADSs or ordinary shares will be treated as discussed under “— Taxation of Distributions” below (but subject to the discussion in the following paragraph). Once made, the election will remain in effect for all taxable years in which we are a PFIC, unless it is revoked with the consent of the IRS, or the ADSs or ordinary shares cease to be regularly traded on a qualified exchange. There is no provision of law or official guidance that provides for a right to make a mark-to-market election with respect to any Lower-tier PFIC. As a result, if you make a mark-to-market election with respect to our ADSs or ordinary shares, you could nevertheless be subject to the PFIC rules described in the preceding paragraph with respect to your indirect interest in any Lower-tier PFIC. You should consult your tax adviser regarding the availability and advisability of making a mark-to-market election in your particular circumstances if we are a PFIC for any taxable year.
If we are a PFIC (or are treated as a PFIC with respect to you under the “once a PFIC always a PFIC” rule) for any taxable year in which we pay a dividend or the preceding taxable year, the favorable tax rate described below with respect to “qualified dividend income” paid to certain non-corporate U.S. Holders will not apply.

We do not intend to provide information necessary to make “qualified electing fund” elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If we are a PFIC for any taxable year during which you own ADSs or ordinary shares, you will generally be required to file annual reports on IRS Form 8621. You should consult your tax adviser regarding our PFIC status for any taxable year and the potential application of the PFIC rules to your ownership of ADSs or ordinary shares.
Taxation of Distributions
The following discussion is subject to the discussion under “— Passive Foreign Investment Company Rules” above.
We currently do not intend to make distributions to our shareholders and ADS holders. Any distributions paid on the ADSs or ordinary shares, other than certain pro rata distributions of ADSs or ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax law, it is expected that distributions generally will be reported to you as dividends. The amount of any dividend will generally be treated as foreign-source dividend income (unless we become at least 50% owned by U.S. persons, in which case all or a substantial portion of any dividend we pay may be treated as U.S. source dividend income). Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code.
Subject to applicable limitations, if you are a non-corporate U.S. Holder, dividends paid to you may be eligible for taxation as “qualified dividend income” taxable at a favorable rate if certain conditions are satisfied, including that (1) we are not a PFIC (and are not treated as a PFIC with respect to a particular U.S. Holder under the “once a PFIC always a PFIC” rule) for our taxable year in which the dividend is paid or the preceding taxable year, (2) we are eligible for the benefits of the tax treaty between the United States and the United Kingdom or our ADSs or ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States and (3) certain holding period and other requirements are met. Because our ADSs (but not our ordinary shares) are listed on the NYSE American, our ADSs are expected to be considered readily tradeable on an established securities market in the United States. There can be no assurance, however, that our ADSs will remain listed on NYSE American and therefore be considered readily tradeable on an established securities market in later years. If you are a non-corporate U.S. Holder you should consult your tax adviser regarding the availability of this favorable tax rate and any applicable limitations generally (e.g., taking into account whether we are or were a PFIC for any taxable year) and in your particular circumstances.
Dividends generally will be included in your income on the date of receipt by you (in the case of ordinary shares) or by the depositary (in the case of ADSs). The amount of income with respect to a dividend paid in pounds sterling will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on that date. If the dividend is converted into U.S. dollars on the date of receipt, you generally should not be required to recognize foreign currency gain or loss in respect of the amount received. You may have foreign currency gain or loss, taxable as U.S.-source ordinary income or loss, if the dividend is converted into U.S. dollars after the date of receipt.
Sale or Other Taxable Disposition of ADSs or Ordinary Shares
The following discussion is subject to the discussion under “— Passive Foreign Investment Company Rules” above.
You will generally recognize capital gain or loss on a sale or other taxable disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized on the sale or disposition and your tax basis in the ADSs or ordinary shares disposed of, in each case as determined in U.S. dollars. The gain or loss will be long-term capital gain or loss if, at the time of the sale or disposition, you have owned the ADSs or ordinary shares for more than one year. If you are a non-corporate U.S. Holder, any long-term capital gains recognized by you will generally be subject to tax rates that are lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.
Any gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Any U.K. stamp duty or SDRT (as discussed above under “— Material United Kingdom Tax Considerations”) imposed upon transfers of our ADSs or ordinary shares will not be creditable for U.S. federal income tax purposes. U.S. Holders should consult their tax advisers regarding whether any such U.K. stamp duty or SDRT may be deductible or reduce the amount of gain (or increase the amount of loss) recognized upon a sale or other disposition of our ADSs or ordinary shares.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) you are a corporation or other “exempt recipient” and establish that status if required to do so and (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.
Foreign Financial Assets Reporting
If you are an individual or one of certain specified entities, you may be required to report information relating to your ownership of ADSs or ordinary shares, or non-U.S. accounts through which your ADSs or ordinary shares are held. You should consult your tax adviser regarding your reporting obligations with respect to our ADSs and ordinary shares.

SELLING SHAREHOLDERS
We are registering the Resale Shares to permit the Selling Shareholders to resell or otherwise dispose of their ordinary shares, including in the form of ADSs, in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). The term “Selling Shareholder” also includes any donees, pledgees, transferees, distributees, assignees or successors in interest to the applicable Selling Shareholder named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power with respect to the ordinary shares set forth opposite its name. Throughout this prospectus, when we refer to “purchasers,” “you” or “your” we are referring to purchasers of the Resale Shares sold by the Selling Shareholders from time to time pursuant to this prospectus.
The Selling Shareholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Shareholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale or other disposition of any of the Resale Shares. The ordinary shares covered hereby may be offered from time to time by the Selling Shareholders in the form of ADSs.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholders. The Selling Shareholders may have sold or transferred some or all of their Resale Shares since the date on which the information in the table below is presented. Information about the Selling Shareholders may change over time. The percentage ownership and aggregate voting power presented in the table below is as of September 11, 2026 and is based on 198,797,008 of our ordinary shares outstanding as of September 11, 2026.
	Number of ordinary shares beneficially owned before the resale			Maximum number of ordinary shares to be sold pursuant to this prospectus	Number of ordinary shares beneficially owned after the resale(1)
Selling Shareholders	Ordinary shares	Total ordinary shares (%)	Aggregate voting power (%)(2)		Ordinary Shares	Total ordinary shares (%)	Aggregate voting power (%)(2)
UCAM Limited(3)	42,841,352	21.55	21.55	47,411,352	—	*	*
Juggernaut Fund, L.P.(4)	24,699,825	12.42	12.42	24,699,825	—	*	*

*
Indicates less than 1%.

(1)
We do not know when or in what amounts the Selling Shareholders may offer the Resale Shares for sale. The Selling Shareholders might not sell any or might sell all or some of the Resale Shares offered by this prospectus. Because the Selling Shareholders may offer all or some of the Resale Shares pursuant to this prospectus, we cannot estimate the number of the ordinary shares, including in the form of ADSs, that will be held by the Selling Shareholders after completion of the resale. However, for purposes of this table, we have assumed that, after completion of the resale, none of the Resale Shares covered by this prospectus will be held by the Selling Shareholders.

(2)
For each person, percentage of voting power is calculated by dividing the voting power beneficially owned by such person by the voting power of all of our ordinary shares, including in the form of ADSs. Each holder of our ordinary shares is entitled to one vote per share.

(3)
The reported shares are held by UCAM. The address of UCAM is Level 5 20 Fenchurch Street, London, England, EC3M 3BY.

(4)
The reported shares are owned by Juggernaut Fund. Duquesne is the general partner and manager of Juggernaut Fund and shares voting and investment power over the shares held by Juggernaut Fund with Stanley F. Druckenmiller and Juggernaut Fund. Mr. Druckenmiller is the beneficial owner of Duquesne. The address of Juggernaut Fund is 40 West 57th Street, 25th Floor, New York, New York 10019.

In October 2024, UCAM entered into a joint venture with Power Metal Resources PLC, which at the time was a significant shareholder of the Company. Except as stated in the previous sentence, within the past three years, neither of the Selling Shareholders has held a position as an officer or a director of ours, nor has such Selling Shareholder had any material relationship of any kind with us or any of our affiliates. All information with respect to beneficial ownership has been furnished by the Selling Shareholders. UCAM and Duquesne do not have any family relationships with our officers, other directors or other principal shareholders.

PLAN OF DISTRIBUTION
The Selling Shareholders may sell or otherwise dispose of all or a portion of the Resale Shares covered by this prospectus from time to time in any manner contemplated in this section. The Resale Shares consist of: (i) 47,411,352 ordinary shares held by UCAM at the time of our IPO and (ii) 24,699,825 ordinary shares held by Duquesne at the time of our IPO. The Selling Shareholders may also transfer and donate the Resale Shares to affiliates of the Selling Shareholders in which case the affiliate transferee or donee will be the selling beneficial owners for purposes of this prospectus. The term “Selling Shareholder” also includes any donees, pledgees, transferees, distributees, assignees or successors in interest to the applicable Selling Shareholder, including other successors in interest selling our Resale Shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, distribution, dividend or other transfer.
The Selling Shareholders may determine the timing, manner and size of each sale or disposition. Such sales or other disposition may be made directly or through one or more underwriters, broker-dealers or agents. The Resale Shares may be sold on any securities exchange, market, or quotation service on which our ordinary shares, including in the form of ADSs, may be listed or quoted at the time of sale, in the over-the-counter market or through electronic trading platforms or services or in transactions otherwise than on these exchanges, markets, platforms or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions. The registration of the Resale Shares does not necessarily mean that any of such Resale Shares will be offered or sold by the Selling Shareholders pursuant to this prospectus or at all.
The Selling Shareholders may use any one or more of the following methods when selling or otherwise disposing of the Resale Shares:
•
on any national securities exchange or quotation service on which our ordinary shares, including in the form of ADSs, may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in underwritten offerings;

•
to or through underwriters or agents;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•
in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
in block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
in privately negotiated transactions;

•
in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•
broker-dealers may agree with a Selling Shareholder to sell a specified number of Resale Shares at a stipulated price per share;

•
on or through the AIM market of the London Stock Exchange;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Resale Shares in offshore transactions in accordance with Regulation S or in open market transactions under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus, provided that such sales meet the criteria and conform to the requirements of those provisions.
Each of the Selling Shareholders may also distribute the Resale Shares to its respective equityholders as a dividend or distribution or for consideration.
In addition, the Selling Shareholders may enter into options or other types of transactions that require the Selling Shareholders to deliver the Resale Shares to a broker-dealer or other type of agent, who will then resell or transfer the Resale Shares under this prospectus.
In effecting sales, brokers-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. If a Selling Shareholder effects such transactions by selling the Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Shareholder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.
In connection with the sale of the Resale Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver these Resale Shares to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these Resale Shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Resale Shares offered by this prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, the Selling Shareholders may otherwise loan or pledge Resale Shares to a financial institution or other third party that in turn may sell the Resale Shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our Resale Shares or in connection with a concurrent offering of other securities.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares, from time to time, under this prospectus. The Selling Shareholders also may transfer our Resale Shares owned by them in other circumstances, in which case the donees, transferees, pledgees, distributees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Offers to purchase the Resale Shares being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Resale Shares from time to time. The Selling Shareholders reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of the Resale Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of our Resale Shares by the Selling Shareholders.
The Selling Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by the Selling Shareholders that any material arrangement has been entered into with an underwriter or broker-dealer for the Resale Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer or underwriter, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction.

There can be no assurance that the Selling Shareholders will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus is a part.
The applicable Selling Shareholder and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The applicable Selling Shareholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.
Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The Selling Shareholders may grant to any underwriters options to purchase additional offered Resale Shares to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions.
In compliance with the guidelines of the FINRA, the aggregate maximum discount, commission, fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the Resale Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Resale Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus (as it may be supplemented or amended from time to time) to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). In the event of a “distribution” of the Resale Shares offered in this prospectus, the Selling Shareholders, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until their participation in that distribution is completed. The Selling Shareholders may indemnify any broker, dealer or agent that participates in transactions involving the sale of our Resale Shares against certain liabilities, including liabilities arising under the Securities Act.
Underwriters, dealers and agents may engage in transactions with, or perform services for, the Selling Shareholders, its affiliates, and us in the ordinary course of business.
It is possible that one or more underwriters may make a market in our ordinary shares or ADSs, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our ordinary shares or ADSs.
Certain persons participating in any offering of Resale Shares may engage in transactions that stabilize, maintain or otherwise affect the price of the Resale Shares offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell Resale Shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Resale Shares and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of Resale Shares than they are required to purchase from the Selling Shareholders in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Resale Shares sold for their account may be reclaimed by the syndicate if such Resale Shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Resale Shares, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE American, the AIM market of the London Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement, if any.
In order to comply with the securities laws of some states, if applicable, our Resale Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE American, the existing trading market for our ADSs, or sales made to or through a market maker other than on an exchange.
Subject to the terms of the Registration Rights Agreement, the Selling Shareholders will bear all underwriting expenses (including underwriting fees, discounts, commissions and applicable taxes attributable to the sale of the Resale Shares). We will bear all registration expenses incurred in connection with the registration of the Resale Shares pursuant to this prospectus, including all registration and filing fees, fees and expenses of compliance with applicable securities laws (including “blue sky” laws), NYSE American and other listing fees, fees and expenses of our counsel and our independent registered public accounting firm (including any comfort letters), and the reasonable fees and expenses of one counsel for the Selling Shareholders.
Pursuant to the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders and certain other persons against certain liabilities arising out of or based upon any untrue statement or omission of a material fact in the registration statement, prospectus or any related preliminary prospectus or free writing prospectus, except to the extent such liabilities arise from information furnished in writing by or on behalf of a Selling Shareholder for use therein. Each Selling Shareholder has agreed, severally and not jointly, to indemnify us and certain other persons on a similar basis, but only with respect to information furnished in writing by or on behalf of such Selling Shareholder for use in the registration statement or prospectus, with such Selling Shareholder’s liability limited to the net proceeds received by it from the sale of its Resale Shares. The Registration Rights Agreement also provides for customary procedures with respect to indemnification claims and for contribution among the parties if indemnification is unavailable.
Pursuant to the Registration Rights Agreement, we have agreed to use our best efforts to keep the registration statement of which this prospectus forms a part effective for so long as the Resale Shares constitute Registrable Securities (as defined in the Registration Rights Agreement). Such obligations will terminate with respect to any Resale Shares at such time as such Resale Shares cease to be Registrable Securities.

EXPENSES ASSOCIATED WITH REGISTRATION
Set forth below is an itemization of the total expenses (all of which are to be paid by us), that we expect to incur in connection with the securities being registered hereby. With the exception of the SEC registration fee, all amounts are estimates.
Amount
SEC registration fee	$30,572.76*
Legal fees and expenses	750,000.00
Accounting fees and expenses	37,500.00
Miscellaneous expenses	100,000.00
Total	$918,072.76

*
Previously paid.

LEGAL MATTERS
Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP. The validity of the ordinary shares and certain other matters of English law have been passed upon for us by Haynes and Boone CDG LLP. Certain legal matters in connection with the ordinary shares, including in the form of ADSs, will be passed on for any agents, dealers or underwriters, if applicable, by counsel that will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements as of June 30, 2026 and 2025 and for each of the three years in the period ended June 30, 2026, incorporated by reference in this prospectus have been so incorporated in reliance on the report of PKF Littlejohn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current address of PKF Littlejohn LLP is 30 Churchill Place, London E14 5RE, United Kingdom.
The scientific and technical information relating to the Pilot Mountain project incorporated by reference in this prospectus from our 2026 Annual Report, including the technical report summary filed as Exhibit 96.1 thereto, has been so incorporated in reliance upon the reports of RESPEC Company LLC, Samuel Engineering, Inc. and NewFields Mining Design & Technical Services, LLC, each of which is a qualified person under Subpart 1300 of Regulation S-K, given on the authority of such firms as experts in such matters. The consents of such firms are filed as Exhibits 23.2-23.4 to the registration statement of which this prospectus forms a part.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of England and Wales would:
•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Haynes and Boone CDG LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Haynes and Boone CDG LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts with competent jurisdiction would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•
the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•
England and Wales courts had jurisdiction over the matter on enforcement, and we were duly served with process within such jurisdiction or permission was given for service, and process was duly served, outside such jurisdiction;

•
the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•
the judgment given by the courts was not (directly or indirectly) in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

•
the judgment was not procured by, or impeachable on the grounds of, fraud;

•
the bringing of proceedings in the original court was not contrary to an agreement under which the dispute was to be settled otherwise by proceedings in that court, unless the defendant agreed or submitted to the jurisdiction of that court;

•
recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•
the proceedings pursuant to which judgment was obtained were not contrary to natural justice, and the judgment is not opposed to natural justice;

•
the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and is not otherwise a judgment in respect of which section 5 of the Protection of Trading Interests Act 1980 has the effect of precluding courts in the U.K. from entertaining proceedings at common law for the recovery of any sum payable under such a judgment;

•
there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•
the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.
Subject to the foregoing, by obtaining a judgment from the courts in England and Wales investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that any such judgment obtained from U.S. federal or state courts will be so recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any setoff or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act relating to the resale of the Resale Shares by the Selling Shareholders. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.
Statements made in this prospectus concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions and “short-selling” provisions contained in Sections 16(b) and 16(c), respectively, of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus.
If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. We incorporate by reference the documents listed below.
•
Our Annual Report on Form 20-F for the year ended June 30, 2026, filed with the SEC on September 17, 2026.

We will provide a copy of this filing (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of this filing at no cost, by writing or calling us at:
Guardian Metal Resources PLC
c/o Orana Corporate LLP
25 Eccleston Place
London SW1W 9NF
United Kingdom
Telephone: +44 207 0788 496
Copies of certain information filed by us with the SEC, including our 2026 Annual Report, are also available on our website at www.guardianmetalresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.
You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Guardian Metal Resources PLC
72,111,177 Ordinary Shares, including in the form of American Depositary Shares
Offered by the Selling Shareholders

PROSPECTUS

September 28, 2026